007 Putnam Voyager Fund attachment
1/31/06 Semi-annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006, Putnam Management
has assumed $98,455 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	49,154
Class B	--
Class C	--

72DD2 (000s omitted)

Class M	143
Class R	5
Class Y	18,061

73A1

Class A	0.125
Class B	--
Class C	--

73A2

Class M	0.028
Class R	0.105
Class Y	0.172

74U1 (000s omitted)

Class A	381,079
Class B	100,317
Class C	5,192

74U2 (000s omitted)

Class M	4,669
Class R	96
Class Y	96,479

74V1

Class A	17.63
Class B	15.41
Class C	16.92

74V2

Class M	16.60
Class R	17.52
Class Y	18.19




Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.